UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2010

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On March 19, 2010, Exar Corporation (the “Company”) and Mr. Pedro (Pete) P. Rodriguez, a member of the Company’s Board of Directors and the Company’s President and Chief Executive Officer, entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) effective April 29, 2010 (the “Effective Date”). The Employment Agreement extends Mr. Rodriguez’s employment as President and Chief Executive Officer for a period of three years commencing on the Effective Date.

Under the Employment Agreement, Mr. Rodriguez is to receive base salary at an annualized rate of $438,000 a year (“Base Salary”) and will be eligible to receive an annual incentive bonus of up to 87.5% of his Base Salary. In addition, pursuant to the terms of the Employment Agreement, the Company will grant Mr. Rodriguez an option to purchase 160,000 shares of the Company’s common stock, which in accordance with the Company’s standard option grant practices is effective as of, and will have an exercise price per share equal to the fair market value per share of the Company’s common stock on, the first trading day of the month immediately following the first meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”) following the Effective Date. The option will vest 100% on the three year anniversary of the Effective Date provided Mr. Rodriguez has been in continuous employment with the Company from the date of grant through the vesting date. Mr. Rodriguez will be entitled to full acceleration of vesting of the then unvested option shares if he is terminated by the Company without Cause or resigns for Good Reason, in either case within twelve months following a Change of Control (all such terms as defined in the option agreement). Such option grant is to be made under the Company’s 2006 Equity Incentive Plan and have a term of seven years. Further, at the first regular meeting of the Compensation Committee following the Effective Date, the Company will grant Mr. Rodriguez 56,000 performance restricted stock units (“RSUs”). The RSUs shall vest only if the Company has two fiscal quarters of positive EBIT (Earnings Before Interest and Taxes), calculated consistent with the Company’s current practice of calculating non-GAAP financial measures and consistent between fiscal quarters, between December 28, 2009 and March 27, 2011 (the “EBIT Criteria”); provided that EBIT for these purposes shall be the EBIT for the core-business of the Company. If the EBIT Criteria is not met, the RSUs shall be cancelled effective as of March 27, 2011. If the EBIT Criteria is met, except as expressly set forth in the Employment Agreement, the RSUs will vest as follows: 16,000 will vest on the one year anniversary of the Effective Date; 16,000 will vest on the two year anniversary of the Effective Date and 24,000 will vest on the three year anniversary of the Effective Date. In addition to the equity acceleration benefits described above, Mr. Rodriguez is entitled under certain conditions to certain cash severance benefits upon termination of employment. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference thereto. The description above of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement itself.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Second Amended and Restated Employment Agreement between the Company and Pedro (Pete) P. Rodriguez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2010

EXAR CORPORATION

By:	/s/ Thomas R. Melendrez
Name:	Thomas R. Melendrez
Title:	General Counsel, Secretary and Executive Vice President, Business Development

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amended and Restated Employment Agreement between the Company and Pedro (Pete) P. Rodriguez